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                                                                    Exhibit 23.1

                     CONSENT OF KPMG PEAT MARWICK KYRIACOU

The Board of Directors
Antenna TV S.A.

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick Kyriacou


Athens, Greece
March 2, 1999